Exhibit 99.1 FOR IMMEDIATE RELEASE
Green Plains Reports Third Quarter 2024 Financial Results

Results for the Third Quarter of 2024 and Future Outlook:
•Net income attributable to Green Plains of $48.2 million, or EPS of $0.69 per diluted share, compared to net income attributable to Green Plains of $22.3 million, or $0.35 per diluted share, for the same period in 2023
•EBITDA of $83.3 million, inclusive of a $30.7 million gain on sale of assets
•Consolidated crush margin of $58.3 million in the third quarter
•Plant utilization rate of 97%, extending track record of strong and improving operations
•Achieved record high ethanol and Ultra-High Protein yields for the quarter, along with record renewable corn oil production
•Clean Sugar Technology™ facility in Shenandoah, Iowa has commenced production with samples sent to customers
•The Board of Directors continues to work with BMO Capital Markets Corp. and Moelis & Company on the strategic review process

OMAHA, Neb., Oct. 31, 2024 (BUSINESS WIRE) - Green Plains Inc. (NASDAQ:GPRE) (“Green Plains” or the “company”) today announced financial results for the third quarter of 2024. Net income attributable to the company was $48.2 million, or $0.69 per diluted share, compared to net income attributable to the company of $22.3 million, or $0.35 per diluted share, for the same period in 2023. Revenues were $658.7 million for the third quarter of 2024 compared with $892.8 million for the same period last year. EBITDA was $83.3 million compared with $52.0 million for the same period in the prior year.

“Our financial performance was strong this quarter, as our entire platform performed well, which is a testament to our ongoing focus on operational excellence,” said Todd Becker, President and Chief Executive Officer. “We continue to achieve higher ethanol production rates achieving a platform utilization rate of 97%, and we produced record levels of Ultra-High Protein and renewable corn oil. Our focus on operating more efficiently and consistently, paired with our proprietary technology deployments helped drive the improved cash flow generation we experienced in the third quarter.”

“We are increasingly confident about our ‘Advantage Nebraska’ strategy, and with the recent Class VI well approval in Wyoming we remain on track for second half of 2025 operation as we expect that construction of the compression facilities will commence in the coming weeks,” said Becker. “While we believe that our current share price does not reflect the value of our decarbonization opportunity at our well-positioned Nebraska assets, we are relentlessly focused on delivering on this strategy. Our 287 million gallons of capacity is on track to be decarbonized next year, well ahead of the vast majority of the industry, and we are evaluating potential expansions to leverage this opportunity.”

“We continue to increase and diversify our customer base for our high protein ingredients, both domestically and internationally,” said Becker. “Our focus is on growing market share in the higher value pet and international aquaculture markets, where we believe our products have a performance edge and command a premium. We delivered a production record of Ultra-high Protein in the quarter as yields continue to improve and we streamline the operations of our MSC facilities.”

“As we announced earlier this week, our first commercial-scale Clean Sugar Technology deployment in Shenandoah is operational with samples going to customers for evaluation,” added Becker. “Interest from prospective customers remains high as we can produce dextrose and glucose syrups with up to a 40% reduction in carbon intensity. We will continue to optimize the facility to produce greater quantities over the coming quarters and plan to apply our learnings from this construction and commissioning as we evaluate our next potential CST location.”

“Our financial position and liquidity are even stronger after the third quarter as we generated solid free cash from operations. Completing the sale of our unit train terminal in Birmingham, Alabama, enabled us to pay off higher-priced debt that remained from Green Plains Partners,” concluded Becker.

Highlights and Recent Developments
•Nebraska pipeline partner received their first Class VI Carbon Capture and Sequestration well permit in Wyoming
•On September 30, 2024, Birmingham BioEnergy Partners, LLC completed the sale of its unit train terminal in Birmingham, Ala. to Lincoln Birmingham, LLC. The proceeds of the sale were used to repay the outstanding balance of the Green Plains Partners term loan due July 20, 2026
•Clean Sugar Technology™ deployment in Shenandoah, Iowa is operational with samples sent to customers for evaluation

Results of Operations
Green Plains’ ethanol production segment sold 220.3 million gallons of ethanol during the third quarter of 2024, compared with 223.5 million gallons for the same period in 2023. The consolidated ethanol crush margin was $58.3 million for the third quarter of 2024, compared with $52.9 million for the same period in 2023. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes renewable corn oil and Ultra-High Protein, plus marketing and agribusiness fees, nonrecurring decommissioning costs, and nonethanol operating activities.
Consolidated revenues decreased $234.0 million for the three months ended September 30, 2024, compared with the same period in 2023, primarily due to lower weighted average selling prices on ethanol, distillers grains and renewable corn oil, as well as lower volumes sold on ethanol and distillers grains within our ethanol production segment. Revenues were also lower within our agribusiness and energy services segment primarily due to lower weighted average ethanol trading prices.
Net income attributable to Green Plains increased $25.9 million and EBITDA increased $31.3 million for the three months ended September 30, 2024, compared with the same period last year, primarily due to a gain on the sale of our Birmingham terminal and higher margins in our ethanol production segment. Interest expense increased $0.5 million for the three months ended September 30, 2024 compared with the same period in 2023 primarily due to higher loan fees in connection with the repayment of the Green Plains Partners term loan. Income tax benefit, including income tax benefit from equity method investees, was $1.5 million for the three months ended September 30, 2024, compared with income tax benefit of $7.8 million for the same period in 2023, primarily due to a decrease in the valuation allowance recorded against certain deferred tax assets for the three months ended September 30, 2023.
Segment Information
The company reports the financial and operating performance for the following two operating segments: (1) ethanol production, which includes the production, storage and transportation of ethanol, distillers grains, Ultra-High Protein and renewable corn oil and (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, Ultra-High Protein, renewable corn oil, natural gas and other commodities.
As a result of the Merger, the partnership's operations are included in the ethanol production operating segment. The following changes were made to the company's operating segments:
•The revenue and operating results from fuel storage and transportation services previously disclosed within the partnership segment are now included within the ethanol production segment.
•Intersegment activities between the partnership and Green Plains Trade associated with ethanol storage and transportation services previously treated like third-party transactions and eliminated on a consolidated level are now eliminated within the ethanol production segment.
Intersegment activities between the partnership and Green Plains Trade associated with terminal services transacted with the agribusiness and energy services segment will continue to be eliminated on a consolidated level.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Var.	2024	2023	% Var.
Revenues
Ethanol production	$564,639	$775,529	(27.2)%	$1,595,741	$2,202,182	(27.5)%
Agribusiness and energy services	101,860	125,081	(18.6)%	301,805	403,290	(25.2)%
Intersegment eliminations	(7,764)	(7,840)	(1.0)%	(22,772)	(22,121)	2.9%
	$658,735	$892,770	(26.2)%	$1,874,774	$2,583,351	(27.4)%

Gross margin
Ethanol production (1) (3)	$66,313	$58,973	12.4%	$94,060	$59,615	57.8%
Agribusiness and energy services	11,796	15,789	(25.3)%	30,239	31,309	(3.4)%
	$78,109	$74,762	4.5%	$124,299	$90,924	36.7%

Depreciation and amortization
Ethanol production	$21,444	$22,596	(5.1)%	$62,522	$69,603	(10.2)%
Agribusiness and energy services	505	534	(5.4)%	1,507	1,883	(20.0)%
Corporate activities (2)	4,121	769	*	5,112	2,425	110.8%
	$26,070	$23,899	9.1%	$69,141	$73,911	(6.5)%

Operating income (loss)
Ethanol production (3)	$35,240	$23,931	47.3%	$(626)	$(43,158)	(98.5)%
Agribusiness and energy services	7,830	11,313	(30.8)%	16,000	17,612	(9.2)%
Corporate activities (4)	12,982	(14,070)	(192.3)%	(21,922)	(52,300)	(58.1)%
	$56,052	$21,174	164.7%	$(6,548)	$(77,846)	(91.6)%

Adjusted EBITDA
Ethanol production (1)	$56,144	$50,983	10.1%	$60,475	$32,038	88.8%
Agribusiness and energy services	8,754	12,160	(28.0)%	18,855	20,258	(6.9)%
Corporate activities	18,420	(11,165)	*	(12,765)	(42,986)	(70.3)%
EBITDA	83,318	51,978	60.3%	66,565	9,310	*
Other income (5)	—	(3,440)	*	—	(3,440)	*
Gain on sale of assets	(30,723)	(5,651)	*	(30,723)	(5,651)	*
Proportional share of EBITDA adjustments to equity method investees	723	45	*	1,039	135	*
	$53,318	$42,932	24.2%	$36,881	$354	*

(1) Costs historically reported as operations and maintenance expenses in the consolidated statements of operations are now being reported within cost of goods sold, resulting in increased cost of goods sold and decreased gross margin within the ethanol production segment.
(2) Depreciation and amortization for corporate activities includes an impairment of a research and development technology intangible asset of $3.5 million for the three and nine months ended September 30, 2024.
(3) Ethanol production includes an inventory lower of average cost or net realizable value adjustment of $10.1 million and $1.7 million for the three and nine months ended September 30, 2024 and 2023, respectively.
(4) Corporate activities includes a $30.7 million and $5.7 million pretax gain on sale of assets for the three and nine months ended September 30, 2024 and 2023, respectively.
(5) Other income includes grants received from the USDA related to the Biofuel Producer Program of $3.4 million for the three and nine months ended September 30, 2023.
* Percentage variances not considered meaningful

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Var.	2024	2023	% Var.

Ethanol production
Ethanol (gallons)	220,299	223,469	(1.4)%	636,686	625,102	1.9%
Distillers grains (equivalent dried tons)	489	514	(4.9)	1,421	1,454	(2.3)
Ultra-High Protein (tons)	69	61	13.1	194	157	23.6
Renewable corn oil (pounds)	77,074	74,227	3.8	217,425	206,927	5.1
Corn consumed (bushels)	75,140	76,544	(1.8)	218,233	215,115	1.4

Agribusiness and energy services (1)
Ethanol (gallons)	262,111	291,865	(10.2)	780,844	831,267	(6.1)

(1) Includes gallons from the ethanol production segment.

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands)

	Three Months Ended September 30,
	2024	2023

Ethanol production operating income (1)	$35,240	$23,931
Depreciation and amortization	21,444	22,596
Adjusted ethanol production operating income	56,684	46,527
Intercompany fees and nonethanol operating activities, net (2)	1,607	6,420
Consolidated ethanol crush margin	$58,291	$52,947
(1) Ethanol production includes an inventory lower of average cost or net realizable value adjustment of $10.1 million and $1.7 million for the three months ended September 30, 2024 and 2023, respectively.
(2) Includes certain nonrecurring decommissioning costs and nonethanol operating activities of ($3.8) million and $1.5 million for the three months ended September 30, 2024 and 2023, respectively.

Liquidity and Capital Resources
As of September 30, 2024, Green Plains had $252.0 million in total cash and cash equivalents, and restricted cash, and $228.5 million available under a committed revolving credit facility, which is subject to restrictions and other lending conditions. Total debt outstanding at September 30, 2024 was $556.2 million, including $123.1 million outstanding debt under working capital revolvers and other short-term borrowing arrangements.
Conference Call Information
On October 31, 2024, Green Plains Inc. will host a conference call at 9 a.m. Eastern time (8 a.m. Central time) to discuss third quarter 2024 operating results. Domestic and international participants can access the conference call by dialing 888.210.4215 and 646.960.0269, respectively, and referencing conference ID 5027523. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call and presentation will be accessible on Green Plains’ website https://investor.gpreinc.com/events-and-presentations.
Non-GAAP Financial Measures
Management uses EBITDA, adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization excluding the change in right-of-use assets and debt issuance costs. Adjusted EBITDA includes adjustments related to other income associated with the USDA COVID-19 relief grant, gain on asset dispositions, and our proportional share of EBITDA adjustments of our equity method investees. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.
About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels and renewable feedstocks for advanced biofuels. Green Plains is an innovative producer of Sequence™ and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. For more information, visit www.gpreinc.com.
Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this communication), including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements relying on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the company, which could cause actual results to differ materially from such statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include, but are not limited to the expected future growth, dividends and distributions; and plans and objectives of management for future operations. Forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “should,” “will,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” and variations of these words or similar expressions (or the negative versions of such words or expressions). While the company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated results from the new products being developed; the failure to realize the anticipated costs savings or other benefits of the merger; local, regional and national economic conditions and the impact they may have on the company and its customers; disruption caused by health epidemics, such as the COVID-19 outbreak; conditions in the ethanol and biofuels industry, including a sustained decrease in the level of supply or demand for ethanol and biofuels or a sustained decrease in the price of ethanol or biofuels; competition in the ethanol industry and other industries in which we operate; commodity market risks, including those that may result from weather conditions; the financial condition of the company’s customers; any non-performance by customers of their contractual obligations; changes in safety, health, environmental and other governmental policy and regulation, including changes to tax laws; risks related to acquisition and disposition activities and achieving anticipated results; risks associated with merchant trading; risks related to our equity method investees; the results of any reviews, investigations or other proceedings by government authorities; and the performance of the company.

The foregoing list of factors is not exhaustive. The forward-looking statements in this press release speak only as of the date they are made and the company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities and other applicable laws. We have based these forward-looking statements on our current expectations and assumptions about future events. While the company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”), and any subsequent reports filed by the company with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$227,460	$349,574
Restricted cash	24,500	29,188
Accounts receivable, net	74,738	94,446
Income taxes receivable	737	822
Inventories	193,596	215,810
Other current assets	40,336	42,890
Total current assets	561,367	732,730
Property and equipment, net	1,025,448	1,021,928
Operating lease right-of-use assets	71,066	73,993
Other assets	102,073	110,671
Total assets	$1,759,954	$1,939,322

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$108,227	$186,643
Accrued and other liabilities	50,081	57,029
Derivative financial instruments	9,169	10,577
Operating lease current liabilities	23,654	22,908
Short-term notes payable and other borrowings	123,116	105,973
Current maturities of long-term debt	1,875	1,832
Total current liabilities	316,122	384,962
Long-term debt	431,189	491,918
Operating lease long-term liabilities	49,194	53,879
Other liabilities	24,488	18,507
Total liabilities	820,993	949,266

Stockholders' equity
Total Green Plains stockholders' equity	925,512	843,733
Noncontrolling interests	13,449	146,323
Total stockholders' equity	938,961	990,056
Total liabilities and stockholders' equity	$1,759,954	$1,939,322

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenues	$658,735	$892,770	$1,874,774	$2,583,351

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	580,626	818,008	1,750,475	2,492,427
Selling, general and administrative expenses	26,710	35,340	92,429	100,510
Gain on sale of assets	(30,723)	(5,651)	(30,723)	(5,651)
Depreciation and amortization expenses	26,070	23,899	69,141	73,911
Total costs and expenses	602,683	871,596	1,881,322	2,661,197
Operating income (loss)	56,052	21,174	(6,548)	(77,846)

Other income (expense)
Interest income	1,737	2,467	5,737	8,403
Interest expense	(10,089)	(9,550)	(25,369)	(29,029)
Other, net	478	4,282	1,272	4,310
Total other income (expense)	(7,874)	(2,801)	(18,360)	(16,316)
Income (loss) before income taxes and income (loss) from equity method investees	48,178	18,373	(24,908)	(94,162)
Income tax benefit	825	7,763	769	5,353
Income (loss) from equity method investees, net of income taxes	(366)	156	(2,384)	532
Net income (loss)	48,637	26,292	(26,523)	(88,277)
Net income attributable to noncontrolling interests	437	3,981	1,039	12,340
Net income (loss) attributable to Green Plains	$48,200	$22,311	$(27,562)	$(100,617)

Earnings per share
Net income (loss) attributable to Green Plains - basic	$0.75	$0.38	$(0.43)	$(1.71)
Net income (loss) attributable to Green Plains - diluted	$0.69	$0.35	$(0.43)	$(1.71)

Weighted average shares outstanding
Basic	63,946	58,910	63,741	58,780
Diluted	71,660	67,402	63,741	58,780

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(26,523)	$(88,277)
Noncash operating adjustments
Depreciation and amortization	69,141	73,911
Gain on sale of assets	(30,723)	(5,651)
Inventory lower of cost or net realizable value adjustment	10,086	1,663
Other	14,349	6,628
Net change in working capital	(39,326)	(43,660)
Net cash used in operating activities	(2,996)	(55,386)

Cash flows from investing activities
Purchases of property and equipment, net	(67,825)	(77,876)
Proceeds from the sale of assets	48,879	25,106
Investment in equity method investees	(15,672)	(16,299)
Net cash used in investing activities	(34,618)	(69,069)

Cash flows from financing activities
Net payments - long term debt	(61,230)	(4,325)
Net proceeds - short-term borrowings	16,397	21,105
Payments on extinguishment of non-controlling interest	(29,196)	—
Payments of transaction costs	(5,951)	—
Other	(9,208)	(26,441)
Net cash used in financing activities	(89,188)	(9,661)

Net change in cash and cash equivalents, and restricted cash	(126,802)	(134,116)
Cash and cash equivalents, and restricted cash, beginning of period	378,762	500,276
Cash and cash equivalents, and restricted cash, end of period	$251,960	$366,160

Reconciliation of total cash and cash equivalents, and restricted cash
Cash and cash equivalents	$227,460	$326,701
Restricted cash	24,500	39,459
Total cash and cash equivalents, and restricted cash	$251,960	$366,160

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$48,637	$26,292	$(26,523)	$(88,277)
Interest expense	10,089	9,550	25,369	29,029
Income tax benefit, net of equity method income taxes	(1,478)	(7,763)	(1,422)	(5,353)
Depreciation and amortization (1)	26,070	23,899	69,141	73,911
EBITDA	83,318	51,978	66,565	9,310
Other income (2)	—	(3,440)	—	(3,440)
Gain on sale of assets	(30,723)	(5,651)	(30,723)	(5,651)
Proportional share of EBITDA adjustments to equity method investees	723	45	1,039	135
Adjusted EBITDA	$53,318	$42,932	$36,881	$354

(1) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.
(2) Other income includes a grant received from the USDA related to the Biofuel Producer Program of $3.4 million for the three and nine months ended September 30, 2023.

Green Plains Inc. Contacts
Investors: Phil Boggs | Executive Vice President, Investor Relations & Finance | 402.884.8700 | phil.boggs@gpreinc.com
Media: Devin Mogler | Senior Vice President, Corporate & Investor Relations | 402.884.8700 | devin.mogler@gpreinc.com

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